UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: May 8, 2012

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

1850 Gateway Drive, Suite 300, San Mateo, California 94404

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2012, CafePress Inc. (the “Company”) issued a press release announcing financial results for its first fiscal quarter ended March 31, 2012 and held a webcast and conference call to discuss those results. Additionally on May 8, 2012, the Company issued a press release correcting the erroneous reporting of several news services regarding the Company’s earnings per share results and guidance. A copy of the press releases and transcript of the conference call are furnished as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report.

The information in this Item 2.02, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, the Board of Directors of the Company increased the number of authorized directors from six (6) to seven (7). The Board of Directors of the Company approved as of May 9, 2012, the election of Ms. Diane M. Irvine as a Class III director to fill this newly created vacancy, effective as of May 9, 2012. Ms. Irvine will also serve on the audit committee in place of Mr. Douglas M. Leone. Consistent with the compensation currently provided to the members of our Board of Directors, Ms. Irvine will receive an annual retainer of $30,000, prorated for partial service this year. She will also receive an additional annual retainer of $10,000 for service on our audit committee, prorated for partial service this year. For 2012, it is anticipated that these retainers will be paid in the form of restricted stock units granted under the Company’s Amended and Restated 2012 Stock Incentive Plan. The Company and Ms. Irvine will also enter into the Company’s customary forms of Indemnification Agreement and Non-Disclosure Agreement.

In addition, on May 9, 2012, the effective date of Ms. Irvine’s appointment to the Board of Directors, Ms. Irvine was granted a nondiscretionary, automatic option to purchase 16,499 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs or if Ms. Irvine is not re-elected after standing for re-election at the end of her term.

On May 11, 2012, the Company issued a press release announcing the appointment of Ms. Irvine to the Board of Directors. The full text of the press release is attached as Exhibit 99.4 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of CafePress Inc., dated May 8, 2012.

99.2	Press Release of CafePress Inc., dated May 8, 2012.

99.3	Transcript of conference call on May 8, 2012.

99.4	Press Release of CafePress Inc., dated May 11, 2012.

Forward-Looking Statements

The exhibits to this Current Report contain forward-looking statements which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company’s financial expectations for the first quarter and full year 2012 set forth under the caption “Business Outlook.” The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; intense competition, which could lead to pricing pressure among other effects; our ability to expand our customer base and meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to timely develop new product and service offerings, as well as consumer acceptance of new products and services; our ability to develop additional adjacent lines of business to complement our growth strategies; and unforeseen changes in expense levels. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Registration Statement filed with the Securities and Exchange Commission on March 28, 2012, which is available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2012	CafePress Inc.

	By:	/s/ Monica N. Johnson
Monica N. Johnson Chief Financial Officer

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